Exhibit 10.20

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of this ____________, by and between ConversionPoint Technologies, Inc, a Delaware corporation (the “Company”), and _________________ (“Indemnitee”), with reference to the following facts:

A.          Indemnitee is a director and/or officer of the Company.

B.           The Company recognizes that the vagaries of public policy and the interpretation of ambiguous statutes, regulations and court opinions are too uncertain to provide the Company’s officers and directors with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith as an Agent (as defined below) for the Company Group (as defined below).

C.           The Company recognizes that the cost to a director and/or officer of defending against lawsuits resulting from the performance of his or her duties in good faith for the Company Group, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Company.

D.           The Company recognizes that the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of the Company Group, and the resultant substantial time, expense, harassment and anxiety spent and endured in defending against such lawsuits, bears no reasonable or logical relationship to the amount of compensation received by such officers and directors, and thus poses a significant deterrent to and results in increased reluctance on the part of experienced and capable individuals to serve as an Agent of the Company Group.

E.           In order to induce and encourage highly experienced and capable persons such as Indemnitee to serve or to continue to serve as an Agent of the Company Group, secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such litigation will be borne by the Company and that they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board (as defined below) has determined that entering into this Agreement with Indemnitee is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and the Company’s stockholders.

F.           The Company and Indemnitee desire that the indemnification rights provided by this Agreement shall be supplemental to, and shall not supersede or replace, any indemnification rights which may be provided by other sources, including, without limitation, any indemnification which may be provided by the Company pursuant to its bylaws, by contract or by applicable law.

NOW, THEREFORE, with reference to the foregoing facts, the Company and Indemnitee hereby agree as follows:

1.          Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as a director and/or officer of one or more members of the Company Group in the same capacity or capacities in which Indemnitee is serving on the date hereof for at least 30 days from the date hereof; provided, however, that nothing contained in this Agreement is intended to or shall create any obligation of any member of the Company Group to continue to retain Indemnitee as an Agent or to maintain Indemnitee as a director during such period.

2.          Definitions. The following terms shall have the meanings set forth below:

2.1.          “Action” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

2.2.          “Agent” shall mean, with respect to Indemnitee, Indemnitee in his or her capacity as an officer, director, employee or agent of the Company Group and in his or her capacity as an officer, director, employee or agent of any other Entity for which he or she is serving in such capacity or capacities at the request of the Company. For purposes of this Agreement, if Indemnitee provides service as an officer, director, employee or agent of any Entity controlled by the Company or any employee benefit plan of the Company, then Indemnitee shall be deemed to serve at the request of the Company.

2.3.          “Board” shall mean the Board of Directors of the Company.

2.4.          “Company Group” shall mean the Company, each subsidiary and parent of the Company, and any successor, resulting or surviving corporation of the Company or any subsidiary or parent of such successor, resulting or surviving corporation. For purposes of this Agreement, references to the “Company Group” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Agents, so that if Indemnitee is or was an Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as an Agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

2.5.          “Entity” shall mean any corporation, limited liability company, partnership, joint venture, trust or other enterprise, and employee benefit plan.

2.6.          “Expenses” shall include costs and expenses, including without limitation attorneys’ fees.

2.7.          “Fines” shall include, in addition to fines, any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

For purposes of this Agreement, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “in the best interests of the Company” as referred to in this Agreement.

3.           Indemnification.

3.1.          Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Action (other than an Action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent against Expenses, judgments, Fines, settlements and other amounts actually and reasonably incurred by Indemnitee in connection with such Action if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its stockholders and, with respect to any criminal Action, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interest of the Company, or with respect to any criminal Action, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

3.2.          Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Action by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent against Expenses, judgments, Fines, settlements and other amounts actually and reasonably incurred by Indemnitee in connection with the Action if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its stockholders.

3.3.          Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Action referred to in Section 3.1 or 3.2 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith.

3.4.          Approval for Settlements. The Company shall not be obligated to indemnify Indemnitee for any settlements entered into by Indemnitee with respect to any Action unless the Company approves such settlement or the Company unreasonably withholds such approval following not less than 10 days prior written notice of the proposed settlement.

4.           Expenses; Indemnification Procedure.

4.1.          Advancement of Expenses. The Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, or appeal of any Action referenced in Section 3 hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

4.2.          Notice to Company by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which such indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the executive offices of the Company (unless Indemnitee is the Chief Executive Officer, in which the notice shall be addressed to the Board of Directors and to the next most senior officer of the Company). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

4.3.          Procedure. The Company agrees to provide any indemnification and advances required under this Agreement no later than 30 days after receipt of the written request of Indemnitee. If a claim for indemnification or advance under this Agreement is not paid in full by the Company within 30 days after a written request for payment therefor has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Action in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under the applicable law for the Company to indemnify Indemnitee, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 4.1 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the intention of the parties that if the Company contests Indemnitee’s right to indemnification under this Agreement or applicable law, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its officers, Board, any committee or subgroup of its Board, independent legal counsel or its stockholders) to have made a determination that indemnification of Indemnitee is or is not proper in the circumstances because Indemnitee has or has not met the applicable standard of conduct required by this Agreement or by applicable law, nor an actual determination by the Company (including its officers, Board, any committee or subgroup of its Board, independent legal counsel or its stockholders) that Indemnitee has or has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

4.4.          Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

4.5.          Selection of Counsel. If the Company shall be obligated under Section 3 or 4 hereof to indemnify Indemnitee or advance Expenses to Indemnitee in connection with any Action, the Company shall be entitled to assume the defense of such Action, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Action, provided that (a) Indemnitee shall have the right to employ separate counsel in any such Action at Indemnitee’s expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Action, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.6.          Effect of Change in Law. Notwithstanding any other provision of this Agreement, in the event of any change in any applicable law, statute or rule which narrows the right of the Company to indemnify Indemnitee, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

4.7.          Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, applicable law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee from any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of the Action.

5.          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, Fines, settlements and other amounts actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Action, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, settlements, Fines and other amounts to which Indemnitee is entitled.

6.          Mutual Acknowledgement re Submission of Claims to Court. Both the Company and Indemnitee acknowledge that in certain instances, Federal or state law, regulation or applicable public policy may require the Company to submit the question of indemnification to a court for a determination of the Company’s right under law or public policy to indemnify Indemnitee. For example, in connection with any public offering of the Company’s securities, the Company will have to make such undertaking to the Securities and Exchange Commission. Indemnitee acknowledges and agrees that the Company will not be in breach of this Agreement for any such submission.

7.          Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to law, regulation or court order, to perform its obligations under this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this entire Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8.          Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

8.1.          Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Actions initiated or brought voluntarily by Indemnitee and not by way of defense unless the Company has approved the initiation or bringing of such Action in writing; or

8.2.          Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Action initiated by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Action was not made in good faith or was frivolous; or

8.3.          No Duplication of Payments. To make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, the Certificate of Incorporation or Bylaws of the Company, contract or otherwise) of the amounts otherwise indemnifiable hereunder. If the Company makes any indemnification payment to Indemnitee in connection with any claim made against Indemnitee and Indemnitee has already received or thereafter receives payments in connection with the same claim, then Indemnitee shall reimburse the Company in an amount equal to the lesser of (a) the amount of the payment otherwise received by Indemnitee and (b) the full amount of the indemnification payment made by the Company; or

8.4.          Violation of Law. To indemnify or advance Expenses if such indemnification would be a violation of applicable law or regulation; or

8.5.          Breach of Employment Agreement. To indemnify or advance Expenses in connection with any claim by any member of the Company Group for any breach by Indemnitee of any employment agreement; or

8.6.          Insured Claims. For expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance or other policy of insurance maintained by the Company; or

8.7.          Unlawful Claims. In any manner which is contrary to public policy or which a court of competent jurisdiction has finally determined to be unlawful.

8.8.          Prior Acts. To indemnify, advance Expenses, or make any other payments, of any type whatsoever, with respect to actions taken or liabilities arising prior to the date hereof.

9.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

10.         Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

11.         Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

12.         Attorneys’ Fees. If Indemnitee institutes an Action under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such Action, the court of competent jurisdiction determines that all of the material assertions made by Indemnitee as a basis for such Action were not made in good faith or were frivolous. In the event of an Action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such Action the court determines that all of Indemnitee’s material defenses to such Action were made in bad faith or were frivolous.

13.         Consent to Jurisdiction. Each of the Company and Indemnitee irrevocably consents to the jurisdiction of the court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state courts of the State of California, County of Los Angeles, or in Federal courts located in such jurisdiction.

14.         Governing Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CONVERSIONPOINT TECHNOLOGIES, INC.

______________________________________
Robert Tallack, Chief Executive Officer

Agreed to and accepted:

Indemnitee

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